UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 28, 2016

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio (Address of principal executive offices)	43085 (Zip Code)

Registrant’s telephone number, including area code:                    (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on September 28, 2016, beginning at approximately 2:30 p.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the first quarter of fiscal 2017 (the fiscal quarter ended August 31, 2016).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
In the conference call, management referred to quarterly earnings per share adjusted for restructuring. This represents a non-GAAP financial measure and is used by management as a measure of operating performance.  Earnings per share adjusted for restructuring is calculated by adding restructuring and other expense (after-tax) to net earnings attributable to controlling interest, and dividing the result by the average diluted common shares for the period.  The difference between the GAAP-based financial measure of diluted earnings per share attributable to controlling interest of $1.02 and the non-GAAP financial measure of diluted earnings per share adjusted for restructuring of $1.03 for the fiscal quarter ended August 31, 2016, as mentioned in the conference call, is outlined below.
Diluted earnings per share attributable to controlling interest	$1.02
Restructuring and other expense	0.01
Adjusted diluted EPS attributable to controlling interest	$1.03

In the conference call, management referred to operating income excluding restructuring for the Company’s Pressure Cylinders, Steel Processing and Engineered Cabs operating segments.  Each represents a non-GAAP financial measure and is used by management as a measure of operating performance. Operating income excluding restructuring is calculated by adding restructuring and other expense to operating income.  The difference between the GAAP-based measure of operating income and the non-GAAP financial measure of operating income excluding restructuring for the fiscal quarter ended August 31, 2016, as mentioned in the conference call, is outlined below for the Company’s Pressure Cylinders, Steel Processing and Engineered Cabs operating segments (in thousands).

	Pressure	Steel	Engineered
	Cylinders	Processing	Cabs
Operating income (loss)	$14,105	$54,782	$(1,843)
Restructuring and other expense	146	966	206
Operating income (loss) excluding restructuring	$14,251	$55,748	$(1,637)
Item 5.07.  Submission of Matters to a Vote of Security Holders.
On September 29, 2016, the Registrant held the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) as a virtual meeting and shareholders were able to participate in the 2016 Annual Meeting, vote and submit questions via live webcast.  At the close of business on August 2, 2016, the record date for the 2016 Annual Meeting, there were a total of 63,115,254 common shares of the Registrant outstanding and entitled to vote.  At the 2016 Annual Meeting, the holders of 56,064,062 (88.82%) of the Company’s common shares were represented by proxy constituting a quorum.
The vote on the proposals presented for shareholder vote at the 2016 Annual Meeting was as follows:
Proposal 1 — Election of Directors
	Votes For	Votes Withheld	Broker Non-Votes
Kerrii B. Anderson	40,136,661	9,752,396	6,175,005
John P. McConnell	48,476,015	1,413,042	6,175,005
Mary Schiavo	38,233,193	11,655,864	6,175,005

At the 2016 Annual Meeting, each of Kerrii B. Anderson, John P. McConnell and Mary Schiavo was elected as a director of the Registrant for a three-year term, expiring at the 2019 Annual Meeting of Shareholders.
The directors of the Registrant whose terms of office continue until the 2017 Annual Meeting of Shareholders are: Michael J. Endres, Ozey K. Horton, Jr., Peter Karmanos, Jr., and Carl A. Nelson, Jr.
The directors of the Registrant whose terms of office continue until the 2018 Annual Meeting of Shareholders are: John B. Blystone, Mark C. Davis and Sidney A. Ribeau.
Proposal 2 — Approval of the Advisory Resolution on Executive Compensation.
Votes For	Votes Against	Abstentions	Broker Non-Votes
48,013,065	1,510,418	365,574	6,175,005

At the 2016 Annual Meeting, the Registrant’s shareholders approved the advisory resolution on executive compensation.

At the 2016 Annual Meeting, the shareholders of the Registrant approved the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.
Proposal 3 — Approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.
Votes For	Votes Against	Abstentions	Broker Non-Votes
37,731,937	11,807,698	349,422	6,175,005

Proposal 4 — Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm of the Registrant for the fiscal year ending May 31, 2017.
Votes For	Votes Against	Abstentions	Broker Non-Votes
55,292,392	685,322	86,348	0 (N/A)

At the 2016 Annual Meeting, the shareholders of the Registrant ratified the selection of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending May 31, 2017.
Item 9.01.  Financial Statements and Exhibits.
(a) through (c):  Not applicable.
(d) Exhibits:
The following exhibits are included with this Current Report on Form 8‑K:
Exhibit No.	Description

10.1	Second Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for First Quarter of Fiscal 2017 (Fiscal Quarter ended August 31, 2016), held on September 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: October 3, 2016	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel & Secretary